EXHIBIT 24

                               POWER OF ATTORNEY

      Know all Men By These Presents, that the undersigned hereby constitutes and appoints JAMES W. GUEDRY and JAMES P. MELICAN and each of them (with full power to each of them to act alone) their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them on their behalf and in their name, place and stead, in any and all capacities, to sign, execute and affix their seal thereto and file the Annual Report of International Paper Company on Form 10-K (or any other appropriate form), under the Securities Exchange Act of 1934, as amended, together with any and all amendments to such Annual Report and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, for all intents and purposes, and that the undersigned hereby ratify and confirm all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.



Executed on the date set forth opposite their names.



         Name           Title                      Date
         ----              -----                      ----

/s/ John T. Dillon
------------------------    Executive Vice          March 14, 1995
(John T. Dillon)            President and Director


/s/ Willard C. Butcher
------------------------    Director                March 14, 1995
(Willard C. Butcher)

/s/ Robert J. Eaton
------------------------    Director                March 14, 1995
(Robert J. Eaton)

/s/ Stanley C. Gault
------------------------    Director        March 14, 1995
(Stanley C. Gault)

/s/ Thomas C. Graham
------------------------    Director        March 14, 1995
(Thomas C. Graham)

/s/ Arthur G. Hansen
------------------------    Director        March 14, 1995
(Arthur G. Hansen)





         Name              Title          Date
         ----                 -----          ----

/s/ Donald F. McHenry
------------------------     Director      March 14, 1995
(Donald F. McHenry)


/s/ Patrick F. Noonan
------------------------     Director      March 14, 1995
(Patrick F. Noonan)


/s/ Jane C. Pfeiffer
------------------------     Director      March 14, 1995
(Jane C. Pfeiffer)


/s/ Edmund T. Pratt, Jr.
------------------------     Director      March 14, 1995
(Edmund T. Pratt, Jr.)


/s/ Charles R. Shoemate
------------------------     Director      March 14, 1995
(Charles R. Shoemate)

/s/ Roger B. Smith
------------------------     Director      March 14, 1995
(Roger B. Smith)